EXHIBIT 99.1

S&W Announces Results for the First Quarter of Fiscal 2016

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - November 12, 2015 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the first quarter of fiscal year 2016 ended September 30, 2015.

First Quarter Fiscal 2016 Financial Highlights:

  Quarterly revenue increased 50.1% to $12.3 million compared to $8.2 million in the comparable quarter of fiscal 2015, driven primarily by organic revenue growth;

  Quarterly adjusted gross profit margins improved to 18.2% compared to gross profit margins of 16.1% for the first quarter of fiscal 2015;

  Quarterly Adjusted EBITDA (see Table B) of $(0.6) million compared to $(0.5) million in the first quarter of fiscal 2015;

  Adjusted non-GAAP net income (loss) (see Table A) of $(1.7) million for the first quarter of fiscal 2016 versus $(0.9) million in the year ago period; and

  Adjusted Non-GAAP EPS (see Table A) for the first quarter was $(0.12) per diluted share compared to $(0.08) per diluted share in the first quarter of fiscal 2015;

Quarterly Results

For the first quarter of fiscal year 2016, revenue increased 50.1% to $12.3 million versus $8.2 million in the comparable period of the prior year. The $4.1 million increase in first quarter revenue was driven by an increase in sales of the Company's non-dormant varieties due to a strengthening alfalfa seed market. The Company recorded sales of approximately $0.5 million from its distribution and production agreements with DuPont Pioneer, which was consistent with seasonal expectations for these agreements.

Adjusted gross profit margins during the first quarter of fiscal 2016 were 18.2% compared to gross profit margins of 16.1% in the first quarter of fiscal 2015. During the first quarter, the Company incurred losses of approximately $260,000 in connection with its decision to cease all non-seed crop farming in an effort to focus on its core competencies and the elimination of internal farming risk. Including the effects of non-seed farming related losses, gross profit margins for the first quarter were 16.1%.

Selling, general and administrative (SG&A) expenses for the first quarter of fiscal 2016 totaled $2.5 million compared to $1.8 million for the comparable period in fiscal 2015. Research and development (R&D) expenses for the first quarter increased to $690,000 from $223,000 in the year ago period. The increase in SG&A and R&D expenses was primarily due to the addition of activities associated with the acquired DuPont Pioneer operations.

Total operating expenses for the first quarter of fiscal 2016 were $4.0 million, compared to $2.3 million in the year ago period. The increase in total operating expenses is primarily associated with the addition of activities associated with the acquired DuPont Pioneer operations. Due to the seasonality of the DuPont Pioneer operations, these expenses, which are generally fixed in nature throughout the year, had minimal corresponding revenue associated with them.

Adjusted non-GAAP net loss (see Table A) for the first quarter of fiscal 2016, excluding various items (losses incurred on farming of non-seed crops, change in derivative warrant liabilities, change in contingent consideration obligation, amortization of debt discount, and losses incurred due to equity method investment), was $(1.7) million, or $(0.12) per basic and diluted share. GAAP net loss for the first quarter of fiscal 2016 was $(1.9) million, or $(0.14) per basic and diluted share, compared to $(0.9) million, or $(0.08) per basic and diluted share, in the first quarter of fiscal 2015.

Adjusted EBITDA, a non-GAAP metric (see Table B), for the first quarter of fiscal 2016 was $(0.6) million compared to Adjusted EBITDA of $(0.5) million in the first quarter of fiscal 2015.

Outlook
Based upon the evaluation of information currently available to management, the Company continues to expect to generate annual revenue of approximately $95 million for the fiscal year ending June 30, 2016, reflecting an increase of approximately 17% over fiscal 2015.

Management Discussion
Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "We are pleased with the progress made during the first quarter executing on our business plan. Fiscal 2016 is shaping up to be a good year for S&W as the alfalfa seed markets continue to strengthen due to improved demand and decreased supply on a global basis. S&W is uniquely positioned to capitalize on these trends due to our global diversification of both production and distribution capabilities, along with a broad product portfolio that allows us to meet the needs of farmers in nearly every region of the world."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "During the first quarter, we experienced significant year-over-year improvements in our non-dormant operations. Organic revenues increased by 43.6% compared to the first quarter of the prior year as demand in key non-dormant regions continues to improve. Excluding expenses associated with the acquired DuPont Pioneer operations, which had minimal corresponding revenue due to the seasonality of that business during the first quarter, the Company's organic operations would have produced positive adjusted EBITDA compared to a loss in the prior year period. We are very pleased with the results from our organic operations and look forward to the strong contributions from our acquired operations in the coming quarters."

Mr. Grewal concluded, "S&W is uniquely positioned to capitalize on the global trend of increased protein consumption in a large number of developing countries. Patterns of food consumption are becoming more similar throughout the world, incorporating higher-quality and more expensive foods such as meat and dairy products. Alfalfa is the core protein forage within dairy and meat livestock, and we expect to see continued growth in demand in the coming years. We are extremely pleased with the initiatives taken over the last few years to position S&W as the largest and most diversified alfalfa seed company in the world, and we are excited about the opportunities that this positioning will open to us in the coming years."

Conference Call
S&W Seed Company has scheduled a conference call for today, Thursday, November 12, 2015, at 4:30pm ET (1:30pm PT) to review the results of its most recent quarter. Interested parties can access the conference call by dialing (877) 317-6789 or (412) 317-6789 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10075885. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross profit margin, adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of S&W's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures where applicable to the most applicable financial measures under GAAP, see Table A and Table B included in the tables accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Cost of revenue. We exclude a portion of cost of revenue representing losses incurred in connection with the farming of various non-seed crops. These amounts are non-recurring and unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligation. Change in contingent consideration obligation is related to the change in fair value of the contingent consideration to DuPont Pioneer for the December 2014 acquisition. These amounts are non-cash gains and/or losses and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses (gains) from our equity method investment are related to the Company's portion of losses incurred at its 50% owned Joint Corporation in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the excluded tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross profit margin is a non-GAAP financial measure that S&W has calculated by deducting losses of approximately $260,000 incurred in connection with the farming of various non-seed crops. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Adjusted net income (loss) and non-GAAP earnings (loss) per share. S&W defines non-GAAP net income (loss) as net income (loss) less losses incurred on farming of non-seed crops, change in derivative warrant liabilities, change in contingent consideration obligation, amortization of debt discount, and losses incurred due to equity method investment. However, in order to provide a complete picture of its recurring core business operating results, the Company also excludes from non-GAAP net income the tax effects of these adjustments. The Company used an effective tax rate that it believes would be applied had our income reached the non-GAAP levels represented to calculate non-GAAP net income (loss) for the presented periods.

Investors need to recognize that the effects to tax rates are made by management's best estimates. The Company believes that these non-GAAP financial measures provide useful supplemental information for evaluating its operating performance.

Adjusted EBITDA is a non-GAAP financial measure that S&W defines as GAAP net income (loss), adjusted to exclude non-recurring cost of revenue charges, depreciation and amortization, non-cash stock-based compensation, foreign currency loss, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, interest expense - convertible dent and other, loss on equity method investment, and provision (benefit) for income taxes. The Company believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. The Company uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning the Company's financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning annual revenue, gross profit margins, and adjusted EBITDA for the fiscal year ending June 30, 2016, diversification of our business, and a strengthening alfalfa seed market. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in other filings subsequently made by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30,
	2015			2014

		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP

Revenue	$12,254,912	-	$12,254,912	$8,164,234

Cost of revenue	10,280,031	(259,566)	10,020,465	6,850,442

Gross profit	1,974,881	(259,566)	2,234,447	1,313,792

Operating expenses
Selling, general and administrative expenses	2,473,977	-	2,473,977	1,788,425
Research and development expenses	690,373	-	690,373	223,359
Depreciation and amortization	788,796	-	788,796	319,759

Total operating expenses	3,953,146	-	3,953,146	2,331,543

Loss from operations	(1,978,265)	(259,566)	(1,718,699)	(1,017,751)

Other expense
Foreign currency loss	83,346	-	83,346	47,741
Change in derivative warrant liabilities	(539,000)	539,000	-	-
Change in contingent consideration obligation	(95,284)	95,284	-	-
Interest expense - amortization of debt discount	906,252	(906,252)	-	13,036
Interest expense - convertible debt and other	696,235	-	696,235	233,614
Loss on equity method investment	94,362	(94,362)	-	-

Loss before income taxes	(3,124,176)	(625,896)	(2,498,280)	(1,312,142)
Benefit from income taxes	(1,249,943)	(410,789)	(839,154)	(437,827)
Net loss	$(1,874,233)	(215,107)	$(1,659,126)	$(874,315)

Net loss per common share:
Basic	$(0.14)		$(0.12)	$(0.08)
Diluted	$(0.14)		$(0.12)	$(0.08)

Weighted average number of common shares outstanding:
Basic	13,463,353		13,463,353	11,625,115
Diluted	13,463,353		13,463,353	11,625,115

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET (LOSS) INCOME AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	September 30,
	2015	2014

Net loss	$(1,874,233)	$(874,315)

Non-recurring cost of revenue charges	259,566	-

Depreciation and amortization	788,796	319,759

Non-cash stock-based compensation	324,561	219,012

Foreign currency loss	83,346	47,741

Change in derivative warrant liabilities	(539,000)	-

Change in contingent consideration obligation	(95,284)	-

Interest expense - amortization of debt discount	906,252	13,036

Interest expense - convertible debt and other	696,235	233,614

Loss on equity method investment	94,362	-

Benefit from income taxes	(1,249,943)	(437,827)

Non-GAAP Adjusted EBITDA	$(605,342)	$(478,980)

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2015	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,379,320	$3,535,458
Accounts receivable, net	25,952,914	26,728,741
Inventories, net	46,337,634	25,521,747
Prepaid expenses and other current assets	1,131,521	797,199
Deferred tax assets	274,663	286,508
TOTAL CURRENT ASSETS	82,076,052	56,869,653

Property, plant and equipment, net	11,485,411	11,476,936
Intangibles, net	36,782,768	38,004,916
Goodwill	9,375,269	9,630,279
Crop production costs, net	-	212,231
Deferred tax assets	5,510,273	4,060,156
Other assets	2,402,495	2,088,896
TOTAL ASSETS	$147,632,268	$122,343,067

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$30,715,979	$13,722,900
Accounts payable - related parties	3,896,592	1,128,630
Deferred revenue	14,096,618	-
Accrued expenses and other current liabilities	1,878,116	2,328,349
Foreign exchange contract liabilities	617,053	59,116
Lines of credit	9,990,164	13,755,800
Current portion of long-term debt	2,276,784	2,223,465
Current portion of convertible debt, net	9,612,578	9,265,929
TOTAL CURRENT LIABILITIES	73,083,884	42,484,189

Contingent consideration obligation	1,982,716	2,078,000
Long-term debt, less current portion	10,666,740	10,682,072
Convertible debt, net, less current portion	6,307,452	8,777,041
Derivative warrant liabilities	5,719,000	6,258,000
Other non-current liabilities	134,932	188,160

TOTAL LIABILITIES	97,894,724	70,467,462

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding		-
Common stock, $0.001 par value; 50,000,000 shares authorized;
13,488,455 issued and 13,463,455 outstanding at September 30, 2015;
13,479,101 issued and 13,454,101 outstanding at June 30, 2015;	13,488	13,479
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	63,245,491	62,072,379
Accumulated deficit	(6,853,704)	(4,979,471)
Accumulated other comprehensive loss	(6,533,535)	(5,096,586)
TOTAL STOCKHOLDERS' EQUITY	49,737,544	51,875,605
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$147,632,268	$122,343,067

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,874,233)	$(874,315)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities
Stock-based compensation	324,561	219,012
Change in allowance for doubtful accounts	(1,000)	-
Depreciation and amortization	788,796	319,759
Change in deferred tax asset	(1,450,117)	(293,554)
Change in foreign exchange contracts	586,431	69,786
Change in derivative warrant liabilities	(539,000)	-
Change in contingent consideration obligation	(95,284)	-
Amortization of debt discount	906,252	13,036
Loss on equity method investment	94,362	-
Changes in operating assets and liabilities, net:
Accounts receivable	118,389	2,077,130
Inventories	(21,482,850)	(1,624,020)
Prepaid expenses and other current assets	(311,159)	(147,782)
Crop production costs	-	(719,014)
Other non-current assets	(140,568)	-
Accounts payable	17,681,243	(809,065)
Accounts payable - related parties	2,789,651	1,462,997
Deferred revenue	14,096,618	-
Accrued expenses and other current liabilities	(472,841)	(350,100)
Other non-current liabilities	(45,219)	2,302
Net cash provided by (used in) operating activities	10,974,032	(653,828)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(357,393)	(149,850)
Investment in Bioceres	-	(4,983)
Net cash used in investing activities	(357,393)	(154,833)

CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlements of stock-based compensation awards	(23,302)	(26,945)
Borrowings and repayments on lines of credit, net	(3,414,683)	2,090,978
Borrowings of long-term debt	85,368	-
Repayments of convertible debt	(2,141,675)	-
Repayments of long-term debt	(2,223)	(83,727)
Net cash (used in) provided by financing activities	(5,496,515)	1,980,306

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(276,262)	(24,368)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,843,862	1,147,277

CASH AND CASH EQUIVALENTS, beginning of the period	3,535,458	1,167,503

CASH AND CASH EQUIVALENTS, end of period	$8,379,320	$2,314,780